Statement of Additional Information Supplement -- May 1, 2003*

AXP(R) Blue Chip Advantage Fund (April 1, 2003) S-6025-20 V
AXP Bond Fund (Oct. 30, 2002) S-6495-20 V
AXP California Tax-Exempt Fund (Aug. 29, 2002) S-6328-20 W
AXP Cash Management Fund (Sept. 27, 2002) S-6320-20 Y
AXP Discovery Fund (Sept. 27, 2002) S-6457-20 X
AXP Diversified Equity Income Fund (Nov. 29, 2002) S-6475-20 V
AXP Emerging Markets Fund (Dec. 30, 2002) S-6354-20 K
AXP Equity Select Fund (Jan. 29, 2003) S-6426-20 W
AXP Equity Value Fund (May 30, 2002) S-6382-20 M
AXP European Equity Fund (Dec. 30, 2002) S-6006-20 E
AXP Extra Income Fund (July 30, 2002) S-6370-20 V
AXP Federal Income Fund (July 30, 2002) S-6042-20 W
AXP Focused Growth Fund (May 30, 2002) S-6003-20 D
AXP Global Balanced Fund (Dec. 30, 2002) S-6352-20 J
AXP Global Bond Fund (Dec. 30, 2002) S-6309-20 W
AXP Global Growth Fund (Dec. 30, 2002) S-6334-20 V
AXP Global Technology Fund (Dec. 30, 2002) S-6395-20 F
AXP Growth Dimensions Fund (Sept. 27, 2002) S-6004-20 E
AXP Growth Fund (Sept. 27, 2002) S-6455-20 W
AXP High Yield Tax-Exempt Fund (Jan. 29, 2003) S-6430-20 X
AXP Insured Tax-Exempt Fund (Aug. 29, 2002) S-6327-20 X
AXP Intermediate Tax-Exempt Fund (Jan. 29, 2003) S-6355-20 K
AXP International Fund (Dec. 30, 2002) S-6140-20 X
AXP Large Cap Equity Fund (Sept. 27, 2002) S-6244-20 C
AXP Large Cap Value Fund (Sept. 27, 2002) S-6246-20 C
AXP Managed Allocation Fund (Nov. 29, 2002) S-6141-20 W
AXP Massachusetts Tax-Exempt Fund (Aug. 29, 2002) S-6328-20 W
AXP Michigan Tax-Exempt Fund (Aug. 29, 2002) S-6328-20 W
AXP Mid Cap Index Fund (April 1, 2003) S-6434-20 G
AXP Mid Cap Value Fund (Nov. 29, 2002) S-6241-20 C
AXP Minnesota Tax-Exempt Fund (Aug. 29, 2002) S-6328-20 W
AXP Mutual (Nov. 29, 2002) S-6326-20 W
AXP New Dimensions Fund (Sept. 27, 2002) S-6440-20 V
AXP New York Tax-Exempt Fund (Aug. 29, 2002) S-6328-20 W
AXP Ohio Tax-Exempt Fund (Aug. 29, 2002) S-6328-20 W
AXP Partners Aggressive Growth Fund (March 5, 2003) S-6260-20 A
AXP Partners Fundamental Value Fund (July 30, 2002) S-6236-20 D
AXP Partners Growth Fund (March 5, 2003) S-6261-20 A
AXP Partners International Aggressive Growth Fund (Dec. 30, 2002) S-6243-20 E AXP Partners International Core Fund (Dec. 30, 2002) S-6259-20 C
AXP Partners International Select Value Fund (Dec. 30, 2002) S-6242-20 E
AXP Partners International Small Cap Fund (Dec. 30, 2002) S-6258-20 C
AXP Partners Select Value Fund (July 30, 2002) S-6240-20 C
AXP Partners Small Cap Core Fund (July 30, 2002) S-6237-20 D
AXP Partners Small Cap Growth Fund (May 30, 2002) S-6301-20 D
AXP Partners Small Cap Value Fund (July 30, 2002) S-6239-20 D
AXP Partners Value Fund (July 30, 2002) S-6238-20 D
AXP Precious Metals Fund (May 30, 2002) S-6142-20 W
AXP Progressive Fund (Nov. 29, 2002) S-6449-20 W
AXP Quantitative Large Cap Equity Fund (March 5, 2003) S-6263-20 A
AXP Research Opportunities Fund (Sept. 27, 2002) S-6356-20 K
AXP Selective Fund (July 30, 2002) S-6376-20 W
AXP S&P 500 Index Fund (April 1, 2003) S-6434-20 G
AXP Small Cap Advantage Fund (May 30, 2002) S-6427-20 F
AXP Small Company Index Fund (April 1, 2003) S-6357-20 L
AXP Stock Fund (Nov. 29, 2002) S-6351-20 W
AXP Strategy Aggressive Fund (May 30, 2002) S-6381-20 M
AXP Tax-Exempt Bond Fund (Jan. 29, 2003) S-6310-20 X
AXP Tax-Free Money Fund (Feb. 28, 2003) S-6433-20 X
AXP U.S. Government Mortgage Fund (July 30, 2002) S-6245-20 C
AXP Utilities Fund (Aug. 29, 2002) S-6341-20 W

The second to the last sentence of the paragraph titled "Transfer Agency Agreement" is modified to read as follows:

[For Blue Chip Advantage, Discovery, Diversified Equity Income, Emerging Markets, Equity Select, Equity Value, European Equity, Focused Growth, Global Balanced, Global Growth, Global Technology, Growth, Growth Dimensions, International, Large Cap Equity, Large Cap Value, Managed Allocation, Mid Cap Value, Mutual, New Dimensions, Partners Aggressive Growth, Partners Fundamental Value, Partners Growth, Partners International Aggressive Growth, Partners International Core, Partners International Select Value, Partners International Small Cap, Partners Select Value, Partners Small Cap Core, Partners Small Cap Growth, Partners Small Cap Value, Partners Value, Precious Metals, Progressive, Quantitative Large Cap Equity, Research Opportunities, Small Cap Advantage, Stock, Strategy Aggressive and Utilities]

         The rate for Class A is $19.50 per year, for Class B is $20.50 per year, for Class C is $20.00 per year and for Class Y is $17.50 per year.

[For Bond, Extra Income, Federal Income, Global Bond, High Yield Tax-Exempt, Insured Tax-Exempt, Intermediate Tax-Exempt, Selective, Tax-Exempt Bond and U.S. Government Mortgage]

         The rate for Class A is $20.50 per year, for Class B is $21.50 per year, for Class C is $21.00 per year and for Class Y is $18.50 per year.

[For California Tax-Exempt, Massachusetts Tax-Exempt, Michigan Tax-Exempt, Minnesota Tax-Exempt, New York Tax-Exempt and Ohio Tax-Exempt]

         The rate for Class A is $20.50 per year, for Class B is $21.50 per year and for Class C is $21.00 per year.

[For Cash Management and Tax-Free Money]

         The rate for Class A is $22.00 per year, for Class B is $23.00 per year, for Class C is $22.50 per year and for Class Y is $20.00 per year.

[For Mid Cap Index and S&P 500 Index]

         The rate for Class D and for Class E is $19.50 per year.

[For Small Company Index]

         The rate for Class A is $19.50 per year, for Class B is $20.50 per year and for Class Y is $17.50 per year.







S-6025-2 A (5/03)
*Valid until next Statement of Additional Information update.

Destroy - April 1, 2004